REOFFER
PROSPECTUS
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                             LIFELINE SYSTEMS, INC.
                               640 Memorial Drive
                         Cambridge, Massachusetts 02139
                           Telephone: (617) 679-1000


                         102,000 SHARES OF COMMON STOCK
                           ($.02 par value per share)

                           NON-STATUTORY STOCK OPTION
                      -----------------------------------

     The shares of common stock, $.02 par value per share (the "Common Stock"), of Lifeline Systems Inc. (the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of a certain stockholder of the Company (the "Selling Stockholder"). The shares of Common Stock covered by this Prospectus (the "Shares") were issued by the Company to said Selling Stockholder, an affiliate of the Company, in a private placement made in connection with the exercise of a non-statutory stock option granted by the Company. This Prospectus also covers such additional shares that may be issuable with respect to the Shares in the event of any stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

                      -----------------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      -----------------------------------

     The Selling Stockholder has advised the Company that he proposes to offer, from time to time, all or part of the shares of Common Stock on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commissions and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. See "PLAN OF DISTRIBUTION."

                      -----------------------------------

                  The date of this Prospectus is May 17, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copies obtained (at prescribed rates) at the Commission's Public Reference Room, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549, as well as the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "LIFE". Reports and other information may be inspected and copied at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the contents of any agreement or other document referred to are not necessarily complete. Where such agreement or other document is an exhibit to the Registration Statement registering the shares offered under the Plan, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

     The Company will provide, upon written or oral request of any person (including any beneficial owner) to whom a copy of this Prospectus is delivered, without charge, a copy of the information incorporated by reference in this Prospectus (not including exhibits unless such exhibits are specifically incorporated by reference into the information included herein). Requests for such information should be addressed to Corporate Secretary, Lifeline Systems, Inc., 640 Memorial Drive, Cambridge, Massachusetts 02139, telephone
(617) 679-1000.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  THE COMPANY

     Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), is the issuer of the shares of Common Stock covered by this Prospectus. Its principal executive offices are located at 640 Memorial Drive, Cambridge, Massachusetts 02139 and its telephone number is (617) 679-1000.

                                USE OF PROCEEDS

     The Company will not realize any of the proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

     L. Dennis Shapiro, the Selling Stockholder, is the Chairman of the Board of Directors of the Company (the "Board") and serves on the Audit and Compensation Committees of the Board. As of May 1, 1996, Mr. Shapiro owned 756,833 shares of Common Stock of the Company (including options for 16,500 shares which are exercisable within 60 days of May 1, 1996), constituting 13.4% of the outstanding Common Stock of the Company. Upon the sale of the Shares, Mr. Shapiro will own 11.5% of the outstanding Common Stock of the Company.

                              PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder has advised the Company that he proposes to offer and sell, from time to time, all or part of the Shares on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at such prices and on such other terms as may be obtainable and satisfactory to the Selling Stockholder. No underwriting discounts or commissions will be paid other than normal brokerage commission and fees which will be payable by the Selling Stockholder. No sales or distributions other than as described herein will be effected until this Prospectus shall have been appropriately amended or supplemented. The Common Stock is traded on the Nasdaq National Market. The Company has been advised by the Selling Stockholder that he has not, as of the date hereof, made any arrangements relating to the distribution of the Shares.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Hale and Dorr, counsel to the Company, 60 State Street, Boston, Massachusetts 02109. Norman B. Asher, a senior partner of Hale and Dorr, is the Clerk of the Company.

                                INDEMNIFICATION

          Article 6 of the Company's Articles of Organization provides that a director of the Company shall not be personally liable to either the Company or the Company's stockholders for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by Chapter 156B of the General Laws of Massachusetts (the "Massachusetts Business Corporation Law"). The Massachusetts Business Corporation Law prohibits the elimination or limitation of directors' liability for any of the following:

          (a) Breaches of the director's duty of loyalty to the Company or its stockholders;

          (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to stockholders at a time when the Company is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders); and

          (d) Transactions from which the director derived an improper personal benefit.

          The Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in the best interests of the corporation.

          Under Article 5 of the By-Laws of the Company, the Company will indemnify, to the fullest extent permitted by the Massachusetts Business Corporation Law, each person who serves or has served as an officer or director of the Company or in any capacity with respect to any employee benefit plan of the Company against all liabilities and expenses (including judgments, fines, penalties, amounts paid in settlement and reasonable attorney's fees) arising out of the defense or disposition of any threatened or actual action, suit or proceedings, whether civil or criminal, in which he may be a defendant or otherwise may be involved by reason of his service as a director or officer of the Company or as a fiduciary of any such employee benefit plan. However, the Company shall provide no indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, if applicable, the best interests of the participants in or beneficiaries of the Company's employee benefit plans.

          The indemnification provisions of the By-Laws permit the Company to indemnify directors and officers against claims resulting from suits against such persons by or in the right of the Company (hereinafter referred to as "derivative actions"), provided that such person is determined to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. It is possible that a court will determine that the provision relating to the indemnification for amounts paid on account of derivative actions is against public policy and is therefore unenforceable.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The Company maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Company also maintains insurance covering the Company against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Company may be required pursuant to the By-Laws to reimburse the directors or officers for the uninsured portion of such claims.
In such an event, the Company's indemnification obligations to its directors and officers could have a material negative impact on the Company's financial condition and on stockholder equity.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company is subject to the informational and reporting requirements of Sections 13, 14 and 15(d) of the 1934 Act and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Prospectus by reference:

          (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

          (3) The description of the Company's Common Stock which is contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.